Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the VimpelCom Ltd. Director Investment Plan of our report dated April 30, 2012, with respect to the consolidated financial statements of Open Joint Stock Company “Vimpel-Communications” as of December 31, 2009 included in VimpelCom Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLC

Moscow, Russia

August 14, 2012